Free Writing Prospectus

Dated September 7, 2007

Filed Pursuant to Rule 433(d)

Registration No. 333-132357

Registration No. 333-132357-05

$500MM CARMX 2007-3            *** Pricing Details ***

Joint-Leads: WB/JPMS             Co-mgrs: BAS/CS             *100% Pot*

Cls	Amt($mm)	Rtgs(M/S)	WAL	E.F.	L.F.	Bmrk	CPN	PRICE
A-1	100.000	P-1/A1+	0.26	03/08	09/08	IntL + 12	5.83855%	$100.00
A-2A	73.000	Aaa/AAA	0.95	03/09	07/10	EDSF + 40	5.21%	99.99909
A-2B	73.000	Aaa/AAA	0.95	03/09	07/10	1m L + 30		100.00
A-3A	61.350	Aaa/AAA	2.05	06/10	12/11	SWPS + 58	5.19%	99.98577
A-3B	70.650	Aaa/AAA	2.05	06/10	12/11	1m L + 40		100.00
A-4	90.750	Aaa/AAA	3.26	05/11	02/13	SWPS + 70	5.32%	99.98350
B	20.000	A2/A	3.66	05/11	07/13	SWPS + 150	6.12%	99.99238
C	11.250	Baa3/BBB	3.66	05/11	03/14	SWPS + 300	7.58%	99.99935

>

> PRICED TO 1.5% ABS AND 10% CLEAN UP CALL

> SETTLEMENT: WED, SEPT. 19TH

Wachovia Securities is the trade name for the corporate and investment banking services of Wachovia Corporation and its subsidiaries. If this communication relates to an offering of US registered securities (i) a registration statement has been filed with the SEC, (ii) before investing you should read the prospectus and other documents the issuer has filed with the SEC, and (iii) you may obtain these document from your sales rep by calling 1-800-326-5097 or by visiting www.sec.gov. If this communication relates to an offering of securities exempt from registration in the US, you should contact your sales rep for the complete disclosure package.